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                                                                    EXHIBIT 4.01

  NUMBER                                                               WARRANT
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                             VOID AFTER _____, 2006
                                   WARRANT TO
                              PURCHASE COMMON STOCK

                                                         CUSIP NO. _____________

                        NATURAL GAS SERVICES GROUP, INC.


THIS CERTIFIES that, for value received


or registered assigned (the "Registered Holder"), is the owner of the number of common stock purchase warrants ("Warrants") specified above. Each Warrant initially entitled the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agent Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of Common Stock, par value $0.01 ("Common Stock"), of Natural Gas Services Group, Inc., a Colorado corporation (the "Company"), at any time prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate, with the Subscription Form on the reverse hereof, duly executed at the corporate office of Computershare Trust Company, Inc., as Warrant Agent or its successor (the "Warrant Agent"), accompanied by payment of $____ (the "Purchase Price"), in lawful money of the Untied States of America in cash or by official bank or certified check made payable to the order of the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agent Agreement dated _______, 2002 (the "Warrant Agent Agreement"), by and among the Company and the Warrant Agent.

         COPIES OF THE WARRANT AGENT AGREEMENT, WHICH DEFINES THE RIGHTS, RESPONSIBILITIES AND OBLIGATIONS OF THE COMPANY AND THE REGISTERED HOLDERS, ARE ON FILE WITH THE WARRANT AGENT. ANY REGISTERED HOLDER MAY OBTAIN A COPY OF THE WARRANT AGENT AGREEMENT, FREE OF CHARGE, BY A REQUEST TO THE PRINCIPAL OFFICE OF THE WARRANT AGENT.

         In the event of certain contingencies provided for in the Warrant Agent Agreement, the Purchase Price, or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby, is subject to modification or adjustment.

         THE TERMS AND PROVISIONS OF THIS CERTIFICATE ARE CONTINUED ON THE REVERSE SIDE HEREOF AND SUCH CONTINUED TERMS AND PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Colorado.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


NATURAL GAS SERVICES GROUP, INC.


Dated:



                     By:



                                          President



                                          Secretary
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                        NATURAL GAS SERVICES GROUP, INC.
                   TRANSFER FEE: $20.00 PER CERTIFICATE ISSUED

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 pm (Denver, Colorado time) on ________, 2006, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of Colorado be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 pm (Denver, Colorado time) the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close.

         The Warrants represented by this Certificate may not be exercised by a Registered Holder unless at the time of exercise the underlying shares of Common Stock are qualified for sale, by registration or otherwise, in the state where the Registered Holder resides or unless the issuance of the shares of Common Stock would be exempt under the applicable state securities laws. Although the underlying shares of Common Stock were qualified for sale in the states in which the Warrants were originally sold, the Company may not continue such qualifications for the life of the Warrants. Moreover, the Company may not qualify the underlying shares of Common Stock in any other states. Further, a registration statement under the Securities Act of 1933, as amended, covering the exercise of the Warrants must be in effect and current at the time of exercise unless the issuance of shares of Common Stock upon any exercise is exempt from the registration requirements of the Securities Act of 1933, as amended. Notwithstanding the provisions hereof, unless such registration statement and qualification are in effect and current at the time of exercise, or unless exemptions are available, the Company may decline to permit the exercise of the Warrants and the holder hereof would then only have the choice of either attempting to sell the Warrants, if a market existed therefor and the Warrants were duly registered under applicable securities laws or an exemption therefrom existed, or letting the Warrants expire.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with payment of any tax or other governmental charge imposed in connection therewith, for registration or transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agent Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agent Agreement.

         This Warrant may be redeemed at the option of the Company at a redemption price of $0.25 per Warrant at any time after _________, 2003, provided the market price (as defined in the Warrant Agent Agreement) for the securities issuable upon exercise of such Warrant shall during a period of 20 consecutive trading days immediately preceding notice of redemption trade at an average in excess of $____ per share, subject to adjustment as provided in the Warrant Agent Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $0.25 per Warrant upon surrender of this Warrant Certificate.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                                  EXERCISE FORM
 TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANTS EVIDENCED
                             FROM ATTACHMENT HEREBY

         The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such Common Stock shall be issued in the name of:
________________________________________________________________________________
________________________________________________________________________________
            Please print or type name and address, including zip code
with the following Social Security or other identifying number__________________ and be delivered to:
________________________________________________________________________________
________________________________________________________________________________
            Please print or type name and address, including zip code and if such number of Warrants shall be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:  ___________________         Signatures: X_______________________________
Signature(s) Guaranteed:*                       X_______________________________
                                    Address:    ________________________________
___________________________                     ________________________________

                                 ASSIGNMENT FORM
TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO TRANSFER WARRANTS EVIDENCED
                                     HEREBY

         For value received, the undersigned Registered Holder hereby irrevocably sells, assigns and transfers _____________ Warrants represented by this Warrant Certificate, and requests that a new Warrant Certificate be issued in the name of:
________________________________________________________________________________
________________________________________________________________________________
            Please print or type name and address, including zip code with the following Social Security or other identifying number _________________

and does hereby irrevocably constitute and appoint the Warrant Agent to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises, and if such number of Warrants shall not be all the warrants evidence by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:
Dated:  ___________________         Signatures: X_______________________________
Signature(s) Guaranteed:*                       X_______________________________
                                    Address:    ________________________________
___________________________                     ________________________________
         *The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program) pursuant to S.E.C. Rule 17Ad-15.